UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 11, 2008

Atlantis Technology Group
(Exact name of registrant as specified in its charter)

Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702-988-1227

6302 Mesedge Drive, Colorado Springs, Colorado 80919
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2008 the Board of Directors of Atlantis Technology Group (the “Company”) removed Tim DeHerrera from his position as Chief Executive Officer of the Company. On January 15, 2008 Mr. DeHerrera resigned as a director of the Company.

On January 11, 2008 the Board of Directors elected Christopher M. Dubeau as Chief Executive Officer of the Company. Mr. Dubeau, age 33, served on the Board of Directors of the Company from June 10, 2004 to January 31, 2007 and was Chairman of the Board of the Company from October 5, 2004 to January 31, 2007. He was Chief Executive Officer of the Company from November 17, 2004 to January 31, 2007. Mr. Dubeau has extensive knowledge in the technology field ranging from computer programming, networking and Voice over the Internet (VOIP). Mr. Dubeau also has over 8 years of managerial experience in various businesses.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Christopher M. Dubeau
Name: Christopher M. Dubeau
Title: Chief Executive Officer

Date: February 20, 2008